UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2021

Apollo Investment Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00646	52-2439556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street,

New York, NY 10019

(Address of Principal Executive Offices) (Zip Code)

(212) 515-3450

(Registrant’s telephone number, including area code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AINV	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 16, 2021, Apollo Investment Corporation (the “Company”) and U.S. Bank National Association (“Trustee”) entered into a Fifth Supplemental Indenture (the “Fifth Supplemental Indenture”) to the Indenture (the “Indenture”), dated as of October 9, 2012, between the Company and the Trustee. The Fifth Supplemental Indenture relates to the Company’s issuance, offer and sale of $125,000,000 aggregate principal amount of its 4.500% Notes due 2026 (the “Notes”).

The Notes will mature on July 16, 2026 and may be redeemed in whole or in part at the Company’s option at any time at the redemption prices set forth in the Fifth Supplemental Indenture.. The Notes bear interest at a rate of 4.500% per year payable on January 16 and July 16 of each year, commencing January 16, 2022. The Notes are direct unsecured obligations of the Company.

The Company expects to use the net proceeds of the offering to repay certain outstanding indebtedness under its senior secured revolving credit facility (the “Senior Secured Facility”). The Company may reborrow under the Senior Secured Facility for general corporate purposes, which include investing in portfolio companies in accordance with its investment objective.

The Indenture, as supplemented by the Fifth Supplemental Indenture, contains certain covenants including covenants requiring the Company to comply with Section 18(a)(1)(A) as modified by Section 61(a) of the Investment Company Act of 1940, as amended (“the 1940 Act”), or any successor provisions, whether or not the Company continues to be subject to such provisions of the 1940 Act, but giving effect, in either case, to any exemptive relief granted to us by the U.S. Securities and Exchange Commission, and to provide financial information to the holders of the Notes and the Trustee if the Company should no longer be subject to the reporting requirements under the Securities Exchange Act of 1934. These covenants are subject to important limitations and exceptions that are described in the Indenture, as supplemented by the Fifth Supplemental Indenture.

In addition, upon the occurrence of a change of control repurchase event (which involves the occurrence of both a change of control and a below investment grade rating of the Notes by Kroll Bond Rating Agency Inc.), the Company will be required to make an offer to purchase the Notes at a price equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase.

The Notes were offered and sold pursuant to the Company’s effective shelf registration statement on Form N-2 (File No. 333-238518), as supplemented by a preliminary prospectus supplement dated July 9, 2021 and a final prospectus supplement dated July 9, 2021. The transaction closed on July 16, 2021.

The Company may maintain banking relationships in the ordinary course of business with the Trustee and its affiliates.

The foregoing descriptions of the Fifth Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Fifth Supplemental Indenture and the Notes, respectively, each filed as exhibits hereto and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The disclosures set forth in Item 1.01 pertaining to the Notes are incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

4.1	Fifth Supplemental Indenture, dated as of July 16, 2021, between the Registrant and U.S. Bank National Association

4.2	Form of 4.500% Note due 2026 (contained in the Fifth Supplemental Indenture filed as Exhibit 4.1 hereto).

5.1	Opinion of Simpson Thacher & Bartlett LLP

5.2	Opinion of Miles & Stockbridge, P.C.

23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)

23.2	Consent of Miles & Stockbridge, P.C. (included in Exhibit 5.2)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO INVESTMENT CORP.

By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Chief Legal Officer and Secretary

Date: July 16, 2021